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                                                                   EXHIBIT 99.02
                               ENVOY CORPORATION
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

    The undersigned, revoking all prior proxies, hereby appoints Fred C. Goad, Jr. and Jim D. Kever, or each or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of ENVOY common stock or Series B convertible preferred stock which the undersigned is entitled to vote at the Special Meeting of Shareholders of ENVOY Corporation to be held at
on March   , 1999, at 10:00 a.m. (C.S.T.) or at any adjournment or postponement thereof, upon such business as may properly come before the meeting or any adjournment or postponement thereof including, without limiting such general authorization, the following proposal described in the accompanying Joint Proxy
Statement:

1.  [ ] FOR                    [ ] AGAINST                    [ ] ABSTAIN

   Approval of the Agreement and Plan of Merger pursuant to which QELS, a wholly-owned subsidiary of Quintiles Transnational Corp., will be merged into ENVOY, with ENVOY continuing as the surviving corporation and as a wholly-owned subsidiary of Quintiles, and each share of ENVOY common stock and each share of ENVOY Series B convertible preferred stock outstanding prior to the merger will be canceled and converted into the right to receive
    1.166 shares of Quintiles common stock.

2. To transact such other business as may properly come before the Special Meeting.

Abstentions will be counted for purposes of determining whether a quorum is present. With respect to the votes represented in No. 1 above, abstentions will have the effect of a vote against the matter.

                  (Continued and to be signed on reverse side)

                          (Continued from other side)

UNLESS OTHERWISE SPECIFIED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBER 1. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                                The undersigned agreed that said
                                                proxies may vote in accordance
                                                with their discretion with
                                                respect to any other matters
                                                which may properly come before
                                                the meeting. The undersigned
                                                instructs such proxies to vote
                                                as directed on the reverse side.

                                                This Proxy should be dated,
                                                signed by the shareholder
                                                exactly as printed at the left,
                                                and returned promptly in the
                                                enclosed envelope. Persons
                                                signing in a fiduciary capacity
                                                should so indicate.

                                                Dated
                                                --------------------------------

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                                                          (Signature)

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                                                          (Signature)